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                                                                  EXHIBIT a (19)


                               THE MAINSTAY FUNDS

                          ABOLITION OF SERIES OF SHARES
                OF BENEFICIAL INTEREST, PAR VALUE $.01 PER SHARE

         The undersigned, being at least a majority of the Trustees of The MainStay Funds, a Massachusetts business trust ("Trust"), acting pursuant to
Article VIII, Section 8.2, of the Trust's Declaration of Trust dated January 9, 1986, as amended and restated on August 30, 1991 and December 31, 1994, hereby abolish the following named series and each individual class thereof and, in the case of such series and each such class, the establishment and designation thereof, there being no shares of any such series currently outstanding:

                        MAINSTAY INTERNATIONAL BOND FUND

Dated:   February 4, 2005


/s/ Charlynn Goins                             /s/ Donald E. Nickelson
-----------------------------------------      -------------------------------
Charlynn Goins, as Trustee                     Donald E. Nickelson, as Trustee

/s/ Edward J. Hogan                            /s/ Richard S. Trutanic
-----------------------------------------      -------------------------------
Edward J. Hogan, as Trustee                    Richard S. Trutanic, as Trustee

/s/ Terry L. Lierman                           /s/ Gary E. Wendlandt
-----------------------------------------      -------------------------------
Terry L. Lierman, as Trustee                   Gary E. Wendlandt, as Trustee

/s/ John B. McGuckian
-----------------------------------------
John B. McGuckian, as Trustee